Exhibit 99.1

Contacts:
Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
617-492-4040	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Acquires Operations of Web Service Company in 13 Western

and Southern States

Laundry Facilities Management Contractor Establishes National Footprint;

Conference Call to be Held at 11:00 a.m. (ET) Today to Discuss Transaction

CAMBRIDGE, MA, January 10, 2005 - Mac-Gray Corporation (NYSE: TUC), a leading national laundry facilities management contractor and the largest provider of such services to college and university residence halls, today announced its acquisition of the laundry facilities management business of Web Service Company in 13 western and southern states.  Web Service Company, a privately owned laundry facilities management contractor headquartered in Redondo Beach, California, will continue to own and operate its business in the states of California, Nevada and Hawaii.  In an all-cash transaction, Mac-Gray purchased laundry facilities management contracts and the related equipment, service fleets and other assets for approximately $110 million.  Approximately 180 Web Service employees are expected to join Mac-Gray.

“This acquisition is a landmark achievement for Mac-Gray,” said Stewart G. MacDonald, chairman and chief executive officer of Mac-Gray.  “It increases our revenue base by approximately 35% and extends our footprint to a national scale.  In addition, the Company expands its leading position in the academic marketplace by adding approximately 120 more colleges and universities in the southern and western regions of the U.S.  This is our second transaction with Web in the past 12 months.  The first, which involved Web’s eastern U.S. operations, was very successful.  Integration of those operations proceeded smoothly and the transaction was accretive for the nine months ended September 30, 2004.”

The acquisition announced today is expected to generate approximately $67 million in incremental annual revenue for Mac-Gray and to be accretive in the first full quarter of operations.  In connection with funding the acquisition, the Company refinanced its existing bank debt and raised an additional $95 million through a bank syndicate led by JPMorgan Chase Bank.

“This transaction meets all of Mac-Gray’s acquisition criteria.  It includes:

•                  metropolitan branch operations with good, stand-alone geographic density;

•                  contracts that are comparable to Mac-Gray’s in length and terms;

•                  highly skilled and dedicated employees from a corporate culture that values excellence;

•                  high-quality, well-maintained equipment manufactured by Maytag® or Whirlpool®; and

•                  an outstanding reputation in the marketplace.

In addition, this transaction presents Mac-Gray with numerous revenue opportunities, including an expanded prospect base for internal growth and the potential for additional acquisitions, as well as the chance to cross-sell various other product lines and laundry technology innovations to a dramatically expanded customer base.”

William E. Bloomfield, Jr., chairman of Web Service Company and son of the company’s founder, said, “Web has a 57-year corporate legacy of integrity as a family business with a strong commitment to its customers and employees.  Mac-Gray is a respected peer with the same values.  The experience of selling our eastern operations to Mac-Gray a year ago was positive, as was the reaction from our eastern customers and employees.  As a result, when we decided to resolve some estate issues by selling an additional segment of our operations, we quickly identified Mac-Gray as the best potential buyer.  Mac-Gray has an established, well-known culture of service and integrity and a well-earned reputation for technological innovation.  We believe this transaction will be beneficial for both our customers and employees.”

MacDonald said, “We expect to retain Web Services’ branch-operation facilities and employees.  We welcome this new Web Service team to the Mac-Gray family.  By working together, we expect to build a bright future that includes expanding our industry leadership role, leveraging our national footprint and building long-term value for our shareholders.”

The acquired branches are located in Albuquerque, Austin, Dallas, Denver, Houston, New Orleans, Phoenix, Portland, Salt Lake City, Seattle and Tucson.  The states served by these branches are Alabama, Arizona, Arkansas, Colorado, Louisiana, Mississippi, New Mexico, Oklahoma, Oregon, Texas, Utah, Washington and Wyoming.

“Finally, I want to acknowledge the support of JPMorgan Chase and the other financial institutions that participated in expanding our credit facility, which represents Mac-Gray’s largest financial undertaking.  Although we are comfortable with our new debt structure because of our steady, predictable cash flows, we nevertheless remain committed to the same aggressive deleveraging of our balance sheet that is inherent in our business model.  We look forward to building on our work with JP Morgan Chase and the other participants in the credit facility,” concluded MacDonald.

Conference Call Information

The Company will host a conference call at 11:00 a.m. ET today, during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, chief financial officer, will discuss the acquisition.  To hear a live broadcast of the call, log onto www.macgray.com or dial (719) 457-2618 or (800) 479-9001 prior to the call.

A replay of the call will be available from 2:00 p.m. ET on Monday, January 10 through midnight ET Sunday, January 16.  To access the replay, dial (719) 457-0820 or (888) 203-1112 and refer to confirmation code 488919.  You can also access a replay of the conference call in the Investor Relations section of Mac-Gray’s website, at www.macgray.com.

About Web Service Company

Based in Redondo Beach, California, Web Service Company provides laundry facilities management for apartment properties, condos, college and university residence halls, military bases, and other multi-housing locations in the western United States.   A privately held company, Web Service Company has offices in California, Nevada, and Hawaii, and provides service to more than 30,000 locations.  It is estimated that over 2 million people do their weekly laundry in a Web laundry room.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, colleges and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry rooms under long-term leases.  These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray’s laundry facilities business consists of approximately 45,000 multi-housing laundry rooms located in 40 states and the District of Columbia.  Mac-Gray also sells, services, and leases commercial laundry equipment to commercial laundromats and institutions.

Through its MicroFridge® division, Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® has also entered into agreements with Maytag Corporation to market Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances throughout the United States.  MicroFridge® products bear the ENERGY STAR® designation. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

LaundryView™, Intelligent Laundry Solutions™ and MicroFridge® are trademarks of Mac-Gray Corporation.  All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words, “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to successfully integrate the acquired assets and operations of Web Service Company and service the increased debt incurred to finance the acquisition, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

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